EXHIBIT 10.43

                       FIFTH AMENDMENT TO THE
                  AMGEN RETIREMENT AND SAVINGS PLAN

(As Amended and Restated Effective January 1, 1993 and as Amended)


     The Amgen Retirement and Savings Plan (Amended and Restated Effective January 1, 1993) (as amended, the "Plan") is hereby amended, effective as of January 1, 1993, in the following respects:

1. Section 2.21 of the Plan is amended to read in its entirety as follows:

2.20 "Employee" means an individual who (a) is a common-law employee of a member of the Affiliated Group or (b) is a "leased employee" (within the meaning of section 414(n) of the Code) with respect to a member of the Affiliated Group. "Employee"
     shall not include a nonresident alien who receives no earned income (within the meaning of section 911(b) of the Code) from a member of the Affiliated Group that constitutes income from sources within the United States (within the meaning of section 861(a) (3) of the Code).

2.   The following new Section 2.36 is added and the current Sections
     in  Article   2,   and  references   thereto,   are   renumbered
     accordingly.

2.36 "Payroll" means the system used by an entity to pay those individuals it regards as its employees for their services and to withhold employment taxes from the compensation it pays to such employees. "Payroll" does not include any system the entity uses to pay individuals whom it does not regard as its employees and for whom it does not actually withhold employment taxes (including, but not limited to, individuals it regards as independent contractors.)

3. Section 3.1 of the Plan is amended to read in its entirety as follows:

3.3. "Eligible Employee" means an Employee of a Participating Company who is described in (a) or (b) and is not excluded under (c). An individual's status as an Eligible Employee shall be determined by the Company and its determination shall be conclusive and binding on all persons.

     (A)  Regular Full-Time  Employee.   Unless  excluded  under  (c)
          below, an individual classified by a Participating Company as a "regular full-time employee" is an Eligible Employee.

     (B) Regular Part-Time Employee. Unless excluded under (c) below, an individual classified by a Participating Company as a "regular part-time employee," including a temporary employee or intern, shall become an Eligible Employee upon completion of a Year of Service.

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     (C)  Excluded Individuals.    An  individual  shall  not  be  an
          Eligible Employee for any period in which he or she is:

          (1) Included in a unit of employees covered by a collective-bargaining agreement that does not provide that such individual shall be eligible to participate in the Plan;

          (2) Subject to a written agreement that provides that such individual shall not be eligible to participate in the Plan;

          (3)  Employed by a non-U.S. subsidiary of the Company;

          (4) Not on the Payroll of a Participating Company but is deemed, for any reason, to be an Employee; or

          (5) A "leased employee" (within the meaning of section 414(n) of the code) with respect to a member of the Affiliated Group or would be a leased employee but for the period-of-service requirement of Code section 414(n) (2) (B).

          If, during any period, a member of the Affiliated Group has not regarded an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an Eligible Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.


To record this Fifth Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 9th day of December, 1996.

                              Amgen Inc.

                              By:  /S/ George A. Vandeman

                              Title:   Senior Vice President
                                       and General Counsel

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